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            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


MediaBay, Inc. (formerly Audio Book Club, Inc.)
Boca Raton, Florida


We hereby consent to the inclusion in this Registration Statement on Form SB-2 of MediaBay, Inc. (formerly Audio Book Club, Inc.) of our report dated November 20, 1998 relating to the financial statements of Radio Spirits, Inc. as of December 31, 1997 and for the year then ended and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ BD&A Certified Public Accountants, Ltd.
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BD&A Certified Public Accountants, Ltd.


Elmhurst, Illinois
January 28, 2000